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
                                               DRUG EMPORIUM, INC. AND SUBSIDIARIES
                                                 COMPUTATION OF EARNINGS PER SHARE

                                                          - Exhibit 11 -


                                                                    Three Months Ended                      Six Months Ended
                                                               August 27,         August 28,           August 27,      August 28,
                                                               ----------         ----------           ----------      ----------
                                                                  1994               1993                 1994             1993
                                                                  ----               ----                 ----             ----
                                                                                           (Unaudited)
                                                                             (In thousands, except per share data)
                  Primary:
                     Weighted average number of common
                     share outstanding                               13,169            13,132               13,162          13,124

                     Net effect of dilutive stock
                     options -- based on treasury stock
                     method using estimated average
                     market price                                       (a)                47                  (a)             (a)
                                                                     ------            ------               ------          ------

                     Weighted average common and common
                     equivalent shares                               13,169            13,179               13,162          13,124
                                                                     ======            ======               ======          ======

                     Net income                                        $228              $186                 $496            $337
                                                                       ====              ====                 ====            ====

                     Net income per common and common
                     equivalent share                                 $0.02             $0.01                $0.04           $0.03
                                                                      =====             =====                =====           =====


                  Fully Diluted:
                     Weighted average number of common
                     shares outstanding                              13,169            13,132               13,162          13,124


                     Net effect of dilutive stock
                     options -- based on treasury stock
                     method using an estimated period -
                     closing market price                               (a)                47                  (a)              16
                                                                     ------            ------               -----           ------

                     Fully diluted shares                            13,169            13,179               13,162          13,140
                                                                     ======            ======               ======          ======

                     Net income                                        $228              $186                 $497            $337
                                                                       ====              ====                 ====            ====

                     Net income per common share
                     assuming full dilution                           $0.02             $0.01                $0.04           $0.03
                                                                      =====             =====                =====           =====


                     (a) Excluded since amounts are antidilutive.
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